Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1MEF of Coronado Biosciences, Inc. of our report dated March 29, 2012 relating to the financial statements of Coronado Biosciences, Inc., which appears in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-181856). We also consent to the reference to us under the heading “Experts” in the prospectus incorporated by reference into this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 21, 2012